Exhibit 99.3

NETVALUE S.A.

AUDITORS’ REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS

Year ended December 31, 2000

Dear Shareholder,

In accordance with the terms of our appointment by your Shareholders’ Meeting, we hereby submit our report on our audit of the consolidated financial statements of NetValue SA originally calculated in French francs and converted into European Euro for the fiscal year ended December 31, 2000, as attached to this report.

The Board of Directors has approved the consolidated financial statements. Our responsibility is to express an opinion on these financial statements, based on our audit. We have conducted our audit in accordance with professional standards. Those standards require that we plan and perform examinations to obtain reasonable assurance that the consolidated financial statements are free from material misstatements. An audit includes an examination, on a test basis, of evidence supporting the transactions reflected in the accounts. It also requires assessing the accounting principles used and significant estimates made in the preparation of the financial statements, as well as evaluating the overall presentation of the accounts. We believe that our audit provides a reasonable basis for the opinion hereunder.

In our opinion the consolidated financial statements constitute a true and fair representation of the assets, financial position and income of the consolidated group of companies at the end of the fiscal year in accordance with the accounting rules and principles applicable in France.

We have also examined the information pertaining to the consolidated group of companies contained in the annual report, in accordance with professional standards applicable in France. We are satisfied that the information is true and fair and agrees with the annual financial statements.

Paris-La-Défense and Paris, June 5, 2001

The Auditors

KPMG Audit
Division of KPMG S.A.

Frédéric Quélin
François-Gérard Guyot
Partner

NETVALUE S.A.

CONSOLIDATED BALANCE SHEET

	Gross	Dep./Prov.	Net	Net	Net
	12/31/00 (12 months)			12/31/99 (12 months proforma)	12/31/99 (6 months)
	(in thousands of Euro)
ASSETS
Subscribed capital not called	1,733,729		1,733,729
Fixed assets
Intangible assets	9,852,018	(6,556,849)	3,295,169	2,359,406	2,359,406
Tangible assets	3,471,771	(577,971)	2,893,800	107,357	107,357
Financial assets	565,144		565,144	111,275	111,275

Fixed assets	13,888,933	(7,134,820)	6,754,113	2,578,038	2,578,038

Current assets
Inventories
Prepaid supplies	129,720		129,720	108,736	108,736
Trade receivables	1,694,461		1,694,461	802,087	802,087
Other receivables	1,560,675		1,560,675	726,762	726,762
Investment securities	32,095,933		32,095,933	7,421,885	7,421,885
Cash	5,572,204		5,572,204	137,167	137,167
Prepaid expenses	253,318		253,318	32,509	32,509

Current assets	41,306,311		41,306,311	9,229,146	9,229,146

Total assets	56,928,973	(7,134,820)	49,794,153	11,807,184	11,807,184

LIABILITIES
Shareholders' equity
Share capital			2,204,537	1,506,965	1,506,965
Share premium			64,716,063	12,518,135	12,518,135
Legal reserve			(6,257,019)	(759,601)	(1,866,279)
Group conversion reserves			406,158
Income (Loss) for the year			(20,658,385)	(5,499,331)	(4,392,653)

Shareholders' equity			40,411,354	7,766,167	7,766,167

Minority interest reserve			5,682,053
Minority interest conversion reserve			248,286
Minority profit/loss			(3,252,917)

Minority interest			2,677,422	0	0

Contingency provisions			39,637
Loss provisions			20,461	3,811	3,811

Contingency and loss provisions			60,098	3,811	3,811

DEBTS
Other debts			175,038	7,988	7,988
Down payments from customers			192,831
Trade accounts payable			3,044,150	3,177,299	3,177,299
Other liabilities			1,547,505	558,354	558,354
Prepaid Revenues			1,685,755	293,564	293,564

Debts			6,645,279	4,037,206	4,037,206

Total liabilities			49,794,153	11,807,184	11,807,184

NETVALUE S.A.

Consolidated Income Statement

	12/31/00 12 months	12/31/99 12 months proforma	12/31/99 6 months
	(in thousands of Euro)
REVENUE
Sales of goods	120,700
Sales of services	3,347,829	403,574	297,319

Net revenue	3,468,529	403,574	297,319
Operating subsidies	47,564	43,296	43,296
Excess depreciation and cancelled provisions	5,242,822	190,111	190,111
Other revenue	181	415,571	377,168

Operating revenue	8,759,096	1,052,551	907,894

Purchases of goods for resale	120,633	415,527	377,149
Change in inventories of goods
Other purchases and expenses	17,273,880	4,009,440	3,412,007
External expenses	17,394,513	4,424,967	3,789,156

Taxes other than income taxes	52,948	26,407	15,338
Salary costs and employee benefits	9,208,639	1,869,655	1,297,203
Depreciation allowances and provisions	6,960,154	203,544	199,195
Operating expenses	33,616,254	6,524,572	5,300,894

Operating income (loss)	(24,857,158)	(5,472,021)	(4,393,001)

Investment and financial income	1,208,754	42,021	35,556
Interest and other financial charges	163,734	48,348	35,208
Financial income	1,045,020	(6,327)	348

Current income before tax	(23,812,138)	(5,478,348)	(4,392,653)
Exceptional gains	45,709
Exceptional losses	144,873	20,982	0

Exceptional items	(99,164)	(20,982)	0

Consolidated net profit (loss) after taxes	(23,911,302)	(5,499,331)	(4,392,653)
Minority interests	3,252,917	0	0

Net profit (loss)	(20,658,385)	(5,499,331)	(4,392,653)

NETVALUE S.A.

Consolidated Cash Flow Statement

Consolidated Cash Flows

	Period ended 12/31/00	Period ended 12/31/99
	(in thousands of Euro)
Cash flow from operating activities
Net income	(20,658)	(5,499)
Minority interests		0
Depreciation for goodwill		—
Depreciation of fixed assets	1,732	74
Deferred taxes		0
Other elements with no effect on cash	85	—

Self-financing gross margin	(18,841)	(5,425)

Change in operating working capital		0
Trade receivables	(1,968)	(1,640)
Trade accounts payable	2,610	4,175
Other elements of the working capital		—

Cash flow from operating activities	(18,199)	(2,890)

Cash flow used for investment activities		0

Fixed assets acquisitions		—
Intangible	(3,957)	(1,506)
Tangible	(3,316)	(121)
Financial	(454)	(1,003)
Refund of loans and financial receivables		—
Effects of changes in perimeter (cash received)		—

Cash flow used for investment activities	(7,727)	(2,630)

Cash flow from financing activities
Increase of capital in cash	53,358	13,072
Minority interests	2,677	—
New loans		6
Loan refunds		—

Cash flow from financing activities	56,035	13,079

Exchange rate variations
Cash variation	30,109

Cash—beginning of period	7,559
Cash—end of period	37,668	7,559

Cash variation	30,109	7,559

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS

Twelve-month period ended December 31, 2000

Note 1    Business description

NetValue SA conducts behavioral studies on the use of the Internet, based on a panel of selected Internet users in France, other European countries, North America and Southeast Asia. The results of these market studies are available to customers on a subscription basis.

Note 2    Fiscal year highlights

•	On January 6, 2000, NetValue SA’s capital is converted into Euro and increased to €1,544,537.50 (FRF 10,131,501.85). This resulted in changing the par value of shares to €0.25.

•
On January 26, 2000, an initial public offering is made of NetValue SA shares on the Paris stock exchange. The offering price was set at €22 per share and a total of 2,640,000 shares were sold. NetValue simultaneously issued new shares, which increased the capital to €2,204,537.50 (FRF 14,460,818.05).

•	In March 2000, NetValue Ltd. is created in Hong Kong; NetValue SA owns 51% of the equity of the new subsidiary in Asia and the other 49% is held by Yu Ming Investments Limited.

•	April 2000: NetValue business operations are launched in the United States

•	April 2000: Lennart Brag, a founding shareholder, is appointed Chairman of the Board of Directors of NetValue SA, to succeed Emmanuel Brizard, the NetValue’s founding chairman.

•	April 7, 2000: NetValue SA de CV is founded in Mexico City.

•	June 20, 2000: NetValue Internet Measurement SA is founded in Spain— a wholly owned NetValue SA subsidiary that went into operation in the second half of 2000.

•
August 1, 2000: joint cooperation agreement signed between NetValue SA (55%) and Gallup A/S (45%) for the purpose of creating Internet user panels in Denmark and Norway, as well as for the distribution of NetValue products in the territory.

•	September 22, 2000: agreement signed with Gallup A/S for the creation of an Internet audience measurement panel in Sweden.

Note 3    Accounting principles and methods

The consolidated financial statements have been prepared in accordance with the new provisions of Rule 99-02 of the French Accounting Regulations Commission (CNC) pertaining to consolidated financial statements, approved on June 22, 1999. The implementation of the Rule has not had an impact on NetValue’s accounting methods. Entities controlled exclusively by NetValue, either through direct ownership or indirectly through third parties, are fully consolidated. NetValue applies the accounting principles and methods set forth below.

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

a)  Intangible assets

•
Registered trademarks and domain names are reported in the balance sheet at cost and are amortized using the straight-line method over their useful life (5 or 10 years for trademarks, 5 years for domain names).

•	Software acquired by the Company is amortized using the straight-line method over three years.

•	Intangible assets related to the Internet site are shown on the balance sheet at cost and are depreciated using the straight line method over 2 years.

b)  Flotation costs

•
Expenses incurred for the initial public offering and attributable to the period ended December 31, 2000 amounted to €5,228,160. They were charged in their entirety to share premiums earned by the offering.

c)  Panel costs

•	Costs incurred for recruiting panels are reported as intangible assets and amortized over three years following the completion of panels.

•	Costs for maintaining panels are reported as expenses for the period in which they are incurred.

d)  Tangible assets

Tangible assets are reported at cost, net of straight-line depreciation over the following useful lives:

• fixtures and equipment	5 years

• computer hardware	3 years

• furniture	5 years

e)  Financial Assets

•	Fixed assets of a financial nature consist of security deposits and are reported on the balance sheet at face value.

f)  Trade receivables

Receivables are stated at their face value and a special provision is set aside for those considered doubtful.

g)  Conversion of the accounts of foreign subsidiaries

The balance sheets of foreign subsidiaries are converted into Euro at the exchange rate in effect at the end of the period. The income statement and cash flow statements of said entities are translated at the average exchange rate for the period. Foreign-exchange gains and losses resulting from the conversion of foreign subsidiary accounts into Euro are included in shareholder’s equity.

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

h)  Unrealized foreign-exchange gains and losses

Unrealized foreign-exchange gains and losses are reported in the consolidated income statement, in accordance with CNC Rule 99/02 applicable to the preferential method.

i)  Retirement benefits

Sums corresponding to vested employee retirement benefits, calculated retrospectively on the basis of seniority, have been set aside in the accounts as provisions for contingencies and losses.

j)  Revenue recognition

A portion of NetValue’s revenue is derived from subscriptions. Total revenue is stated in the income statement taking into account the portion of the subscription period accrued in the fiscal year. Revenue attributable to consulting services is recognized when services are performed.

k)  Expenses incurred to develop software for internal use

NetValue developed software that enables the processing and analysis of data pertaining to the behavior of Internet users. All expenses for the development, production and maintenance of said software are reported as charges for the period in which they were incurred.

l)  Corporate income tax and deferred taxes

Deferred tax debits and credits are shown in the books to indicate the future impact of temporary differences between the book value and the assessment for tax purposes of NetValue’s assets and liabilities, as well as the allocation of taxes to future periods. Deferred tax debits and credits are calculated using the tax rate applicable to any income resulting from the elimination of timing differences. Whenever tax rates change, the impact thereof on deferred tax debits and credits is reported in the income statement on the effective date of the rate change.

Given the overall tax situation and short-term prospects of the NetValue entities, deferred tax credits are not reported.

m)  Short-term investment securities

Short-term investment securities held are shown in the balance sheet at cost. Whenever their inventory value is less than their cost, a provision for losses is set aside for the difference. Unrealized capital gains at the year-end are not reported in the income statement.

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4    Reporting Entities

Company	Principal office	Ownership %	Method of consolidation	Registration number
NetValue SA	Paris	Parent company	FC	41850811500015
NetValue USA Inc.	New York	100%	FC	—
NetValue Inc.	New York	100%	FC	—
NetValue Limited	London	100%	FC	—
NetValue Deutschland GmbH	Frankfurt	100%	FC	—
NetValue AB	Stockholm	100%	FC	—
NetValue SA de CV	Mexico City	100%	FC	—
NetValue Internet Measurement SA	Madrid	100%	FC	—
NetValue Limited	Hong Kong	51%	FC	—

FC = fully consolidated
Subsidiaries in the following countries were consolidated for the first time in 2000: Sweden, Mexico, Spain and Hong Kong.

Note 5    Balance sheet

Note 5-1  Intangible assets

Change in the gross value of intangible assets:

	December 31, 1999 (6 months)	Additions	Disposals	December 31, 2000
	(in €)
Trademarks	18,142	100,575		118,717
Domain names	124,492	—		124,492
Software	7,583	421,445	6,484	422,544
Internet site		32,319		32,319
Capital Increase expenses	39,060		39,060	0
Flotation costs	891,437	4,336,723	—	5,228,160
Panels	1,320,628	2,605,157	—	3,925,785

Total	2,401,342	7,496,219	45,544	9,852,017

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

During the fiscal year 2000, NetValue filed for international registration of trademarks, including NetValue Panorama, NetValue Online, NetValue Wapmeter, etc. and secured additional international protection for trademarks registered in 1999.

Changes in the accumulated amortization of intangible assets:

	December 31, 1999 (6 months)	Allowances	Cancellations	December 31, 2000
	(€)
Trademarks	544	11,013		11,557
Domain names	0	26,867		26,867
Software	2,332	115,428	6,484	111,276
Internet site		9,751		9,751
Capital increase expenses	39,060		39,060	0
Flotation costs		5,228,160		5,228,160
Panels		1,169,238		1,169,238

Total	41,936	6,560,457	45,544	6,556,849

Note 5-2 Tangible Assets

Changes in the gross value of tangible assets:

	December 31, 1999 (6 months)	Additions	Disposals	December 31, 2000
	In €
Fixtures and fittings	58,010	1,014,077		1,072,087
Office equipment and furniture	59,518	2,402,078	61,912	2,399,684

Total	117,528	3,416,155	61,912	3,471,771

Changes in accumulated depreciation of tangible assets:

	December 31, 1999 (6 months)	Allowances	Cancellations	December 31, 2000
	In €
Fixtures and fittings	4,790	159,259		164,049
Office equipment and furniture	5,381	410,331	1,789	413,923

Total	10,171	569,590	1,789	577,972

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5-3 Financial assets

	December 31, 1999 (6 months)	Additions	Disposals	December 31, 2000
	In €
Security deposits	111,275	472,342	18,473	565,144

Total	111,275	472,342	18,473	565,144

Security deposits include those made on leases.

Note 5-4 Receivables

a)  Pre-paid supplies

Changes in prepayments to suppliers:

	December 31, 1999 (6 months)	December 31, 2000
	In €
Pre-paid supplies	108,736	129,720

	108,736	129,720

Down payments and advances are all for less than one year.

b)  Trade receivables

All trade receivables mature in less than one year.

	December 31, 1999 (6 months)	December 31, 2000
	In €
Receivables from clients	743,318	1,230,407
Doubtful accounts
Accrued receivables	58,769	464,055

Gross	802,087	1,694,462

Provisions for doubtful receivables

Net	802,087	1,694,462

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

c)  Other receivables

	December 31, 1999 (6 months)	December 31, 2000
	In €
Miscellaneous receivables	162,087	121,590
VAT	711,577	1,431,767
Accrued subsidies	3,659	7,318

Provision for losses on other receivables	(150,562)
	726,762	1,560,675

d)  Short-term investment securities

	December 31, 1999 (6 months)	December 31, 2000
	In €
Short-term investment securities	7,421,885	32,095,933

	7,421,885	32,095,933

As of December 31, 2000 the market value of short-term investment securities exceeded their book value by €0.87 million; these unrealized capital gains were not reported in the financial statements, in compliance with French accounting standards.

Note 5-5    Prepaid expenses

As of December 31, 2000, prepaid expenses amounted to €253,318.

Note 5-6 Shareholders’ equity

On December 31, 2000 NetValue’s capital totaled €2,204,537.50 and consisted of 8,818,150 shares with a par value of €0.25 per share. NetValue’s founders and senior executives owned more than 20% of the capital, with the balance held by institutional and private investors.

The following table details the changes made to Shareholders’ Equity:

	12/31/99 (6 months)	Equity issue: conversion of stock into Euro 01/06/00	Equity issue: initial public offering	Flotation costs	Income (loss) for the year	12/31/00
	In €
Capital	1,506,965	37,573	660,000			2,204,537
Share premiums	12,518,135	(37,573)	57,463,661	(5,228,160)		64,716,063

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unrealized foreign-exchange gains					408,071	408,071
Retained earnings	(1,866,279)	(4,392,653)				(6,258,932)
Income (loss) for the year	(4,392,653)	4,392,653			(20,658,385)	(20,658,385)

	7,766,168	0	58,123,661	(5,228,160)	(20,250,314)	40,411,354

•	January 6, 2000, NetValue SA’s capital is converted into Euro and increased to €1,544,537.50 (FRF 10,131,501.85). This resulted in changing the par value of shares to €0.25.

•
On January 26, 2000, an initial public offering is made of NetValue SA shares on the Paris stock exchange. The offering price was set at €22 per share and a total of 2,640,000 shares were sold. NetValue simultaneously issued new shares, which increased the capital to €2,204,537.50 (FRF 14,460,818.05).

Note 5-7 Minority interests

Changes in minority interests’ share of retained earnings and income:

	January 1, 2000	New consolidations	Income (loss) 2000	December 31, 2000
	€	€	€	€
Minority interests’ share of retained earnings			5,930,339	5,930,339
Minority interests’ share of income (loss)			(3,252,917)	(3,252,917)
Net minority interests			2,677,422	2,677,422

Note 5-8 Contingency and loss provisions

Provisions for contingencies and losses were set aside on December 31, 2000, with €19,829 for vested pension benefits, €632 for taxes and €39,637 for litigation.

Note 5-9 Debts

Bank loans were as follows on December 31, 2000:

	December 31, 1999 (6 months)	December 31, 2000
	In €
Loans repayable in less than one year	7,988	175,038

Total borrowings	7,988	175,038

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 5-10  Trade accounts payable

Accounts payable to suppliers amounted to the following on December 31, 2000:

	December 31, 1999 (6 months)	December 31, 2000
	in €
Accounts payable	1,141,257	2,242,497
Accrued invoices not received	2,036,042	801,652

Total	3,177,299	3,044,149

All trade payables are due in less than one year.

Note 5-11  Other liabilities

Other liabilities as of December 31, 2000:

	December 31, 1999 (6 months)	December 31, 2000
	In €
VAT	60,621	328,858
Corporate income tax	—	—
Other taxes and assessments	9,116	25,382

Tax liabilities	69,737	354,240

Employee compensation and paid vacation payable	133,145	223,851
Employee benefits payable	350,157	801,569

Payroll liabilities	483,302	1,025,420

Other liabilities	5,315	167,845
Total	558,354	1,547,505

All other liabilities are due in less than one year.

Note 5-12  Prepaid income

Prepaid income of €1,685,755 represents the portion of subscription fees pertaining to periods subsequent to December 31, 2000.

Note 6    Income Statement

Note 6-1  Performance breakdown by sector and region

a)  Revenue

Total revenue can be broken down as follows:

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	December 31, 1999		December 31, 2000
	France	Other countries	France	Other countries
	In €
Product sales	253,357	25,769	1,722,281	1,426,187
Other revenue	17,532	661	415,217	13,065
Discounts and rebates				(108,221)

Total	270,889	26,430	2,137,498	1,331,031

b)  Other operating income

	December 31, 1999 (6 months)	December 31, 2000
	In €
Subsidies received	43,296	47,564
Other revenue from current business	377,168	180
Transferred operating expenses*	190,111	5,242,822

Total	610,575	5,290,566

* including flotation expenses of €5,228,160 charged to share premiums

c)  Financial income and expenses

	December 31, 1999 (6 months)	December 31, 2000
	In €
Income from invested cash balances		1,103,287
Interest expense	(35,208)	(41,273)
Foreign-exchange gains (losses)*	35,556	(16,993)

Total	348	1,045,021

* including a foreign-exchange loss of €122,460

d)  Exceptional expenses

	December 31, 1999 (6 months)	December 31, 2000
	In €
Capital losses from asset sales		(14,413)
Extraordinary loss provisions		(84,628)
Other exceptional expenses		(123)

Total		(99,164)

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7    Accumulated losses/Changes in deferred taxes

As of December 31, 2000, the aggregate of tax losses carried forward and accelerated depreciation amounted to approximately €21 million.

Note 8    Officers’ compensation

Compensation paid to management is not reported as this could result in the disclosure of individual compensation levels.

Note 9    Personnel

At the end of the year, the Company employed a total of 73 people in France and 147 in other countries.

Note 10    Off balance-sheet commitments

•
On June 23, 1999, NetValue signed an agreement concerning panel recruitment and management. This agreement is valid for a period of 3 years and the total cost is approximately €10 million. Variable factors in the agreement concerning the turnover and acceptance rate of panelists may affect this estimated amount. As of December 31, 1999, the agreement and subsequent amendments involved an investment of approximately €7.6 million, of which €4.8 million was treated as expenses for the period.

•	Commitments pertaining to outstanding futures contracts on December 31, 2000 amounted to €522,705 with the BNP.

•	30 Moneyplus money-market fund shares were pledged to the Société Générale as security for the guarantees the bank provided on the lease of premises for:

—	NetValue USA Inc.: USD 0.08 million

—	NetValue SA de CV, Mexico: MXN 0.7 million

—	NetValue SA, France: EUR 0.35 million

NETVALUE S.A.

NOTES TO THE 2000 CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11    Events subsequent to the end of the fiscal year

•	NetValue France SA moved its principal office to 8 Rue de l’Hôtel de Ville, 92200 Neuilly-sur-Seine, from the earlier location at 94 Rue Lauriston, 75016 Paris, effective February 1, 2001.

•
In March 2001, NetValue acquired certain assets of the PC Data Online division of PC Data, a US corporation. These assets include access to PC Data Online’s U.S. clients, international affiliates and the possibility of converting PC Data North American panelists to NetValue’s proprietary metering and analysis technology. Concurrently, NetValue signed an agreement with another US corporation, comScore Networks, which provides infrastructure services based on Internet audience and e-commerce data derived from a panel of more than 1.5 million Internet users. Under the agreement, comScore may offer its product netScore to former PC Data customers. The agreement represents the first stage in a more global cooperation agreement between NetValue and comScore Networks.

•
NetValue entered into an alliance with Onetone Research, an Italian corporation, under which we will apply our technology to Onetone Research’s Italian panel in consideration for a licensing agreement and a share of the income generated.

•
NetValue USA reported that the agreement signed in 2000 with Vanguard—Urban IQ had been terminated due to Vanguard’s financial problems. The cancellation will result in a loss of revenue for fiscal 2001 of USD 0.26 million.

•
Jupiter Media Metrix has filed suit in the United States against their competitors NetValue USA Inc. and Nielsen NetRatings, alleging infringement of a patent covering their Internet audience measurement system. NetValue uses a technology model that differs significantly from the one employed by Jupiter Media Metrix and we have retained specialized outside counsel to vigorously defend our interests in this proceeding. Jupiter Media Metrix has not submitted a specific claim for damages. Given the current phase of litigation, no provisions have been set aside for 2000.